Exhibit 99.2

              Audited Financial Statements of Channel Access, Inc.
             For The Fiscal Years Ending December 31, 2005 And 2004

Board of Directors
Channel Access, Inc.
Orem, Utah

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying balance sheet of Channel Access, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Channel Access, Inc. as of December 31, 2005 and 2004 and the results of its operations, stockholder's equity and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington
December 7, 2006

                              CHANNEL ACCESS, INC.
                                  BALANCE SHEET
                                  (in dollars)

                                                       December 31, December 31,
                                                          2005          2004
                                                         --------     --------
ASSETS

CURRENT ASSETS
     Cash                                                $  8,273     $ 13,048
     Accounts receivable                                  134,303      149,678
     Prepaid expenses                                         600          850
                                                         --------     --------
           TOTAL CURRENT ASSETS                           143,176      163,576
                                                         --------     --------

PROPERTY AND EQUIPMENT
     Property and equipment, net                           34,772       68,402
                                                         --------     --------
           TOTAL PROPERTY AND EQUIPMENT                    34,772       68,402
                                                         --------     --------

TOTAL ASSETS                                             $177,948     $231,978
                                                         ========     ========

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES
     Accounts payable                                    $ 52,657     $ 36,459
     Accrued liabilities                                    3,905        1,487
     Deferred tax liablity                                  3,349        4,229
     Distribution payable                                  29,608           --
                                                         --------     --------
           TOTAL CURRENT LIABILITIES                       89,519       42,175
                                                         --------     --------

COMMITMENTS AND CONTINGENCIES                                  --           --
                                                         --------     --------

STOCKHOLDER'S EQUITY
     Common stock, no par, 10,000,000 shares
      authorized; 1,000 shares issued
      and outstanding, respectively                        52,430       52,430
     Retained earnings                                     35,999      137,373
                                                         --------     --------
           TOTAL STOCKHOLDER'S EQUITY                      88,429      189,803
                                                         --------     --------

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY               $177,948     $231,978
                                                         ========     ========

                              CHANNEL ACCESS, INC.
                             STATEMENT OF OPERATIONS
                                  (in dollars)

                                                 Year Ended
                                         --------------------------
                                         December 31,    December 31, November 18,   November 19 to
                                             2005           2004         2005        December 31, 2005
                                         -----------    -----------   -----------    -----------

REVENUES                                 $ 1,175,743    $   920,297   $ 1,105,187    $    70,556

COST OF GOODS SOLD                           461,941        326,794       423,414         38,527
                                         -----------    -----------   -----------    -----------

GROSS PROFIT                                 713,802        593,503       681,773         32,029
                                         -----------    -----------   -----------    -----------
EXPENSES
       Depreciation                           17,032         12,932        15,613          1,419
       General and administrative             45,426         23,905        40,406          5,020
       Marketing                             234,088         61,528       227,856          6,232
       Payroll                               110,355         60,004        95,047         15,308
       Sales                                 180,956         75,032       164,432         16,524
                                         -----------    -----------   -----------    -----------
            TOTAL EXPENSES                   587,857        233,401       543,354         44,503
                                         -----------    -----------   -----------    -----------

INCOME FROM OPERATIONS                       125,945        360,102       138,419        (12,474)

OTHER INCOME (EXPENSES)
       Gain on equipment distributions           273             --            --            273
       Miscellaneous income (expense)            (89)            --           (89)            --
                                         -----------    -----------   -----------    -----------
            TOTAL OTHER INCOME                   184             --           (89)           273
            (EXPENSES)
                                         -----------    -----------   -----------    -----------

INCOME BEFORE INCOME TAXES                   126,129        360,102       138,330        (12,201)

PROVISION FOR INCOME TAXES                      (880)         4,229            --           (880)
                                         -----------    -----------   -----------    -----------

NET INCOME                               $   127,009    $   355,873   $   138,330    $   (11,321)
                                         ===========    ===========   ===========    ===========

BASIC AND DILUTED NET INCOME PER
       COMMON SHARE                      $    127.01    $    355.87
                                         ===========    ===========

WEIGHTED AVERAGE NUMBER OF BASIC
       AND DILUTED COMMON STOCK
       SHARES OUTSTANDING                      1,000          1,000
                                         ===========    ===========

                              CHANNEL ACCESS, INC.
                        STATEMENT OF SHAREHOLDERS EQUITY
                                  (in dollars)

                                     Common Stock                      Total
                                ---------------------    Retained  Stockholders'
                                  Shares      Amount     Earnings      Equity
                                ---------   ---------   ---------    ---------
Balance April 14, 2004                 --   $      --   $      --    $      --


     Initial investment             1,000      52,430          --       52,430

     Distributions                     --          --    (218,500)    (218,500)

     Net income for year
      ended December 31, 2004          --          --     355,873      355,873
                                ---------   ---------   ---------    ---------

Balance, December 31, 2004          1,000      52,430     137,373      189,803

     Distributions                     --          --    (228,383)    (228,383)

     Net income for year ended
      December 31, 2005                --          --     127,009      127,009
                                ---------   ---------   ---------    ---------

Balance, December 31, 2005          1,000   $  52,430   $  35,999    $  88,429
                                =========   =========   =========    =========

                              CHANNEL ACCESS, INC.
                             STATEMENT OF CASH FLOWS
                                  (in dollars)

                                                           Year Ended
                                                    --------------------------
                                                    December 31,    December 31,
                                                       2005            2004
                                                    ---------        ---------

CASH FLOWS FROM OPERATING ACTIVITIES
      Net income                                    $ 127,009        $ 355,873
      Adjustments to reconcile net income
          to net cash provided by operations:
          Depreciation                                 17,032           12,293
      Decrease (increase) in:
          Receivables                                  15,375         (149,678)
          Other assets                                    250             (850)
      Increase (decrease) in:
          Accounts payable                             16,198           36,460
          Accrued payables                              2,418            1,487
          Deferred taxes                                 (880)           4,229
          Distribution payable                         29,608               --
                                                    ---------        ---------
Net cash used by operating activities                 207,010          259,814
                                                    ---------        ---------

CASH FLOWS FROM INVESTING ACTIVITIES
          Additions to property, plant and equipment   16,598          (80,696)
          Distributions of property                   (29,002)              --
          Distributions made                         (199,381)        (218,500)
                                                    ---------        ---------
Net cash used  by investing activities               (211,785)        (299,196)
                                                    ---------        ---------

CASH FLOWS FROM FINANCING ACTIVITIES
          Proceeds from issuance of common stock           --           52,430
                                                    ---------        ---------
Net cash provided by financing activities                  --           52,430
                                                    ---------        ---------

NET INCREASE (DECREASE) IN CASH                        (4,775)          13,048

CASH - Beginning of period                             13,048               --
                                                    ---------        ---------

CASH - End of period                                $   8,273        $  13,048
                                                    =========        =========

SUPPLEMENTAL CASHFLOW DISCLOSURES
      Interest expense paid                         $      --        $      --
                                                    =========        =========
      Income taxes paid                             $      --        $      --
                                                    =========        =========

         CHANNEL ACCESS, INC.
         NOTES TO FINANCIAL STATEMENTS
         DECEMBER 31, 2005 AND 2004

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Channel Access, Inc. (hereinafter "the Company") was incorporated in April 2004 in the State of Utah and is engaged in the sales of software products primarily to resellers. On November 18, 2005, the Company was acquired by Detto Technologies, Inc. (See Note 8.)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method

The Company uses the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts, return reserve and warranty reserve of 5%. A receivable is considered past due if payments have not been received by the Company for 60 days. The Company does not accrue interest on past due invoices.

The following is a summary of the Company's accounts receivable balances at December 31, 2005 and 2004:

                                                 2005         2004
                                               ---------   ---------
Accounts receivable                            $ 141,372   $   157,556
Allowance for doubtful accounts and reserves      (7,069)      (7,878)
                                               ---------   ---------
                                               $ 134,303   $  149,678
                                               =========   ==========

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses for the years ended December 31, 2005 and 2004 were approximately $234,000 and $62,000, respectively.

Basic and Diluted Earnings Per Share

Statement of Financial Accounting Standards No.128, "Earnings Per Share" (hereinafter "SFAS No. 128"), requires the reporting of basic and diluted earnings/loss per share. Basic earnings per share is calculated by dividing net earnings by the weighted average number of outstanding common shares during the year. For the years ended December 31, 2005 and 2004 there were no outstanding options, warrants or convertible securities. Accordingly, basic and diluted net earnings per share are the same.

Cash and Cash Equivalents

For purposes of its statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. The Company maintains its cash in bank accounts, which may at times exceed federal insured limits and in money market accounts that are not federally insured.

Concentrations

For the year ended December 31, 2005, the Company had one product which represented 72% of revenues, for the year ended December 31, 2004, the Company had one product which represented 93% of revenues.

Cost of Sales

Cost of sales consists of product cost, rebates, royalties and shipping charges.

Derivative Instruments

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," (hereinafter "SFAS No. 133") as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities" and SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". These statements establish accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

During the years ended December 31, 2005 and 2004, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Fair Value of Financial Instruments

The Company's financial instruments as defined by Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments," include cash, accounts receivable, accounts payable and accrued expenses and short-term borrowings. All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2005 and 2004.

Inventory

Inventory consists of packaged software finished goods primarily consisting of CD ROMS and packaging, which is usually built on demand for the client. Therefore the value of the inventory at any point in time is immaterial and is not valued as an asset.

Federal Income Taxes

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset. The Company, prior to November 18, 2005 was an "S" Corporation for federal income tax purposes, and accordingly there is no tax allocation prior to that date in the Company's financial statements.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation

In June 2006, the Financial Accounting Standards Board issued FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect the adoption of FIN 48 to have a material impact on its financial reporting, and the Company is currently evaluating the impact, if any, the adoption of FIN 48 will have on its disclosure requirements.

In March 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140." This statement requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in any of the following situations: a transfer of the servicer's financial assets that meets the requirements for sale accounting; a transfer of the servicer's financial assets to a qualifying special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale securities or trading securities; or an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. The statement also requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable, and permits an entity to choose either the amortization or fair value method for subsequent measurement of each class of servicing assets and liabilities. The statement further permits, at its initial adoption, a one-time reclassification of available for sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available for sale securities under Statement 115, provided that the available for sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value and requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities. This statement is effective for fiscal years beginning after September 15, 2006, with early adoption permitted as of the beginning of an entity's fiscal year. Management believes the adoption of this statement will have no immediate impact on the Company's financial condition or results of operations.

In May 2005, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections," (hereinafter "SFAS No. 154") which replaces Accounting Principles Board Opinion No. 20, "Accounting Changes", and SFAS No. 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28". SFAS No. 154 requires that changes in accounting principle be applied retrospectively to prior period financial statements and is effective for fiscal years beginning after December 15, 2005. Management does not expect SFAS No. 154 to have an immediate material impact on the Company's financial position, results of operations, or cash flows.

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 153 (hereinafter "SFAS No. 153"). This statement addresses the measurement of exchanges of nonmonetary assets. The guidance in APB Opinion No. 29, "Accounting for Nonmonetary Transactions," is based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. The guidance in that opinion, however, included certain exceptions to that principle. SFAS No. 153 amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a generalexception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. This statement is effective for financial statements for fiscal years beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges incurred during fiscal years beginning after the date of this statement is issued. Management believes the adoption of this statement will not have a material impact on the financial statements of the Company.

In December 2004, the Financial Accounting Standards Board issued a revision to Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payments" (hereinafter "SFAS No. 123 (R)"). This statement replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation", and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees". SFAS No. 123 (R) establishes standards for the accounting for share-based payment transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This statement covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based award, share appreciation rights and employee share purchase plans. SFAS No. 123 (R) requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the fair value of the award on the grant date ( with limited exceptions). That cost will be recognized in the entity's financial statements over the period during which the employee is required to provide services in exchange for the award. Through December 31, 2004, the Company has reported employment related stock options in accordance with APB 25 (see Note 9). The issuance of options in 2005 would be the first issuances potentially affected by SFAS No. 123 (R). The company issued no options in 2005 and therefore there was no effect upon the financial statements for 2005.

Revenue Recognition

The Company recognizes revenue for product sales when there is a mutually executed sales contract, the products are shipped and title passes to customers, the contract price and terms are fixed, and collectibility is reasonably assured.

The Company sells products through retailers who have a right of return. The Company only recognizes revenue when the reseller has sold the product to the end user.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

NOTE 3 - PROPERTY AND EQUIPMENT

The Company's equipment and non-inventorial software are carried at cost less an allowance for depreciation, which is recorded using the straight-line method over an estimated useful life of three to seven years.

Property and equipment consisted of the following at December 31, 2005 and 2004:

                                     2005        2004
                                   --------    --------
Company Automobile                 $ 54,163    $ 70,762
Computers & Equipment                10,572      10,572
 Less:  Accumulated depreciation    (29,963)    (12,932)
                                   --------    --------
                                   $ 34,772    $ 68,402
                                   ========    ========

Depreciation expense for the years ended December 31, 2005 and 2004 was $17,032 and $12,932, respectively.

NOTE 4 - RELATED PARTY TRANSACTIONS

The Company, prior to November 18, 2005, had no related party transactions during the years ended December 31, 2005 and 2004. As part of the acquisition of the Company by Detto Technologies, Inc., the Company advanced $8,500 under the associated payment programs on behalf of Detto. This advance was settled under subsequent negotiations to be part of the earn-out agreement with the Company's sole officer.

NOTE 5 - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of no par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and therefore, the holders of more then 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

The Company did not issue shares of its common stock during the year ended December 31, 2005.

In April of 2004, the Company issued 1,000 shares of common stock for consideration of $52,430.

NOTE 6 - FEDERAL INCOME TAXES

The Company upon origination elected to be taxed as an "S" Corporation under the Federal Internal Revenue Code. On November 18, 2005, the Company was acquired by Detto Technologies, Inc. a non-qualifying shareholder, and the "S" Corporation status was automatically cancelled. Components of taxable income are as follows:

                                         2005          2004
                                       ---------    ---------
Income from operations                 $ 125,249    $ 355,873
 Income prior to November 18, 2005      (138,330)    (355,873)
                                       ---------    ---------
Taxable income (loss)                  $  (3,081)   $      --
                                       =========    =========

Income (loss) reported for financial
purposes                               $ (13,081)   $ 355,873
 Temporary differences                     2,200      (10,573)
 Permanent differences                        --     (139,223)
                                       ---------    ---------
Taxable income (loss)                  $ (10,881)   $ 206,077
                                       =========    =========

The Company's shareholder received or was credited for "S" Corporation distributions of $141,000 and $171,070 for the tax years ended December 31, 2005 and 2004, respectively.


Deferred taxes:                            2005       2004
                                          -------    -------
Temporary difference in depreciation at   $  (748)   $ 3,595
34% effective tax rate
 State tax at 6%                             (132)       634
 Prior period balance                       4,229         --
                                          -------    -------
  Balance of deferred taxes               $ 3,349    $ 4,229
                                          =======    =======

The Company's net operating loss for the non-"S" Corporation period was approximately $13,000 in 2005.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company has a lease on a facility in Orem, Utah for which it pays $600 per month. The lease ends July 31, 2006

The approximate future rental payments due under the Company's lease agreements are as follows:

         Years Ending:
         December 31, 2006              $4,200

Loss Contingencies

The Company is subject from time to time to litigation, claims and suits arising in the ordinary course of business. At December 31, 2005, the Company was not a party to litigation, claims or suits that would have a material effect on these financial statements.

NOTE 8 - ACQUISITION BY DETTO TECHNOLOGIES, INC.

On November 18, 2005, the Company entered into a combined purchase agreement with Detto Technologies, Inc. wherein one hundred percent of the Company's outstanding common stock was acquired by Detto. This agreement resulted in Detto acquiring both White Canyon, Inc. and Channel Access, Inc. from their respective sole shareholders.

As part of this acquisition, the Company's sole shareholder received 600,000 shares of Detto's common stock under a vesting agreement, a promissory note for $900,000 and an employment agreement. The stock is to be placed in an escrow account and be distributed over a vesting period of the next 24 months. The promissory note bears an interest rate of 3% and is convertible into common stock upon notice based upon a ten day floating average. The employment agreement was for period of one year with an automatic renewal clause for an additional year, with an annual base salary of $55,000 with additional income for a 20% earn-out clause, valued at $169,365. The agreement contains a non-compete provision.

The above agreement, which could be rescinded by the Company's sole shareholder if the promissory note is not paid by March 17, 2006, was subsequently amended (See Note 9.)

NOTE 9 - SUBSEQUENT EVENTS

Modification of Purchase Agreement with Detto Technologies, Inc.

On May 3, 2006, the Company modified its agreements previously reached in November 18, 2005. Detto reduced its total cash commitment by $500,000 and increased the total number of common stock in the shared purchase agreement by 2,000,000 shares. This removed any rights that White Canyon, Inc. or Channel Access, Inc. and their respective former sole shareholders had to rescind the acquisition agreement. In addition, the modified agreement called for the annual base salary of the employment agreement to increase to $72,000 annual base salary, with additional income for a 30% earn-out clause through December 31, 2007.

Subsequent Lease

In July 2006, the Company's new parent, Detto Technologies, Inc. entered into a new two year lease for the partial benefit of Channel Access, Inc. The lease calls for monthly base rent of $1,500 per month and an annual three percent increase on the anniversary date of the lease. The Company is not a named party to the lease, but will be allocated its fair share based upon operations.